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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form SB-2) of our report dated August 1, 1997, included in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-63993) and related Prospectus of Javelin Systems, Inc. for the registration of 1,437,500 shares of its common stock dated October 26, 1998, filed with the Securities and Exchange Commission.

                                       Ernst & Young LLP

Orange County, California
October 20, 1998